Filed pursuant to Rule 424(b)(3)

File No. 333-167591

TEUCRIUM WHEAT FUND

Supplement dated March 5, 2012

to

Prospectus dated June 17, 2011, as revised July 11, 2011 and February 1, 2012

This supplement amends, supplements, modifies, and/or provides information in addition to that contained in the Prospectus of the Teucrium Wheat Fund dated June 17, 2011, as revised July 11, 2011 and February 1, 2012. It should be read in its entirety and kept together with your Prospectus for future reference.

Change in Number of Shares Required for a Creation or Redemption Basket

Shares of the Fund may only be purchased or redeemed by Authorized Purchasers and only in blocks of Shares called “Creation Baskets” or “Redemption Baskets,” respectively. The Sponsor has determined to change the number of Shares required for a Creation Basket or Redemption Basket from 50,000 Shares of the Fund to 25,000 Shares of the Fund. Accordingly, all references in the Prospectus to the number of Shares required for a “Creation Basket” or “Redemption Basket” are hereby revised to state 25,000 Shares instead of 50,000 Shares.